Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 8 to Form S-1 (File No. 333-163875) of our report dated March 26, 2010 (except for Note 15b as to which the date is April 27, 2010) relating to the consolidated financial statements of Smile Brands Group Inc. and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 29, 2010